EXHIBIT 23


                      Consent of Independent Auditors





The Board of Directors
Circuit City Stores, Inc.:

We consent to incorporation by reference in the registration statements (Numbers 33-56697, 33-53185, 33-50144, 33-36650 and 33-22874) on Form S-8
of Circuit City Stores, Inc. of our report dated April 5, 1995, relating to the consolidated balance sheets of Circuit City Stores, Inc. and subsidiaries (the Company) as of February 28, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended February 28, 1995, which report is incorporated by reference from the annual report to stockholders in the February 28, 1995 annual report on Form 10-K of Circuit City Stores, Inc. We also consent to the incorporation by reference in the foregoing registration statements of our report dated April 5, 1995, relating to the financial statement schedule of Circuit City Stores, Inc., which report appears as listed in Item 14(a)2 of this Form 10-K.




s/KPMG Peat Marwick LLP


Richmond, Virginia
May 19, 1995